UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EQUITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Kansas	72-1532188
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
7701 E Kellogg Drive, Suite 300 Wichita, KS	67207
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Equity Bancshares, Inc., a Kansas corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) in connection with the transfer of the listing of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Stock Market LLC to the New York Stock Exchange LLC.

Item 1. Description of Registrant's Securities to be Registered.

For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of Common Stock” in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 9, 2023, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITY BANCSHARES, INC.
Date: May 18, 2023	By: /s/ Eric R. Newell
Eric R. Newell
Executive Vice President and Chief Financial Officer